Exhibit 99.1

WESTERN DIGITAL ANNOUNCES UPSIZE AND PRICING OF $1.4 BILLION CONVERTIBLE NOTES OFFERING

SAN JOSE, Calif. — Oct. 31, 2023 — Western Digital Corporation (Nasdaq: WDC) (“Western Digital”) today announced that it has priced its offering of $1.4 billion aggregate principal amount of convertible senior notes due 2028 (the “notes”), reflecting an increase of $100 million over the previously announced offering size. Western Digital granted the initial purchasers an option to purchase, during the 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $200 million principal amount of notes. The sale of the notes is expected to be completed on November 3, 2023, subject to customary closing conditions.

The notes will be senior unsecured obligations of Western Digital and will be guaranteed, jointly and severally, on a senior unsecured basis by each of Western Digital’s wholly-owned subsidiaries from time to time guaranteeing Western Digital’s 4.75% senior unsecured notes due 2026 (the “2026 Notes”) (initially, Western Digital Technologies, Inc.) or that is a guarantor or obligor with respect to certain refinancing indebtedness with respect to the 2026 Notes. The notes will bear interest at a rate of 3.00% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2024. The notes will mature on November 15, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms.

The notes will have an initial conversion rate of 19.1589 shares of Western Digital’s common stock per $1,000 principal amount of the notes (equivalent to an initial conversion price of approximately $52.20 per share of Western Digital’s common stock). The initial conversion price represents a premium of approximately 30% to the $40.15 per share closing price of Western Digital’s common stock on October 31, 2023. Prior to the close of business on the business day immediately preceding August 15, 2028, the notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. Thereafter, the notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon any conversion of the notes, Western Digital will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Western Digital’s common stock or a combination of cash and shares of Western Digital’s common stock, at Western Digital’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted.

Western Digital will not be permitted to redeem the notes prior to November 15, 2026. On or after November 15, 2026, Western Digital may redeem for cash all or any portion of the notes, at its option, if the last reported sale price of Western Digital’s common stock has been at least 130% of the conversion price then in effect for a specified period of time. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Western Digital may not redeem less than all of the outstanding notes unless at least $150 million aggregate principal amount of notes are outstanding and not called for redemption as of the time Western Digital sends the related notice of redemption (and after giving effect to the delivery of such notice of redemption).

Holders of the notes will be able to require Western Digital to repurchase their notes following certain corporate transactions at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Following certain corporate transactions or if Western Digital issues a notice of redemption, Western Digital will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction or notice of redemption (if in connection with a notice of redemption, solely with respect to those notes called for redemption).

Western Digital estimates that the net proceeds from the offering will be approximately $1,367 million (or approximately $1,563 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Western Digital. Western Digital will use (1) approximately $135 million of the net proceeds of the offering to pay the cost of entering into capped call transactions described below, (2) approximately $507 million of the net proceeds of the offering to pay the purchase price for the refinancing through private repurchases of a portion of Western Digital’s existing 1.50% convertible senior notes due 2024 (the “Existing Convertible Notes”) as described in the paragraph immediately below, (3) to repay the remaining principal amount owed on the Existing Convertible Notes on the maturity date of the Existing Convertible Notes or prior to such date through further private repurchases, and (4) after the application of the proceeds in accordance with clauses (1) – (3) (or, with respect to clause (3), if Western Digital holds the requisite amount of funds to be used in accordance with such clause), for general corporate purposes, which may include repayment or repurchase of certain of Western Digital’s outstanding non-convertible debt securities through tender offers, open market or privately negotiated repurchases, redemption or otherwise or repayment of any of Western Digital’s other indebtedness.

Contemporaneously with the pricing of the notes in the offering, Western Digital entered into separate and individually negotiated transactions with certain holders of Western Digital’s Existing Convertible Notes to repurchase approximately $508 million in aggregate principal amount of the Existing Convertible Notes for an aggregate of approximately $507 million in cash (including accrued and unpaid interest).

Western Digital expects that counterparties that sell their Existing Convertible Notes to it as described above and that have hedged their equity price risk with respect to such Existing Convertible Notes may enter into or unwind various transactions with respect to Western Digital’s common stock (including entering into derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase shares of Western Digital’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Western Digital’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Western Digital cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Western Digital’s common stock.

In connection with the pricing of the notes, Western Digital entered into privately negotiated capped call transactions with certain financial institutions, including one or more of the initial purchasers or their respective affiliates, as option counterparties. The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of Western Digital’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce potential dilution to Western Digital’s common stock upon conversion of any notes and to offset any cash payments made in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $70.2625 per share, which represents a premium of 75% over the last reported sale price of Western Digital’s common stock on October 31, 2023 and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Western Digital expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Western Digital expects the option counterparties or their respective affiliates to purchase shares of Western Digital’s common stock and/or enter into various transactions with respect to Western Digital’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Western Digital’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various transactions with respect to Western Digital’s common stock and/or purchasing or selling Western Digital’s common stock or other Western Digital securities or instruments in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Western Digital in connection with any optional redemption or fundamental change and (y) are likely to do so following any repurchase of notes by Western Digital other than in connection with any optional redemption or fundamental change if Western Digital elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Western Digital’s common stock or the notes.

The notes, the common stock, if any, deliverable upon conversion of the notes and the related guarantee have not been and will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. They were offered in a private offering only to persons reasonably believed to be qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933.

This press release does not constitute an offer to sell or buy or a solicitation of an offer to buy or sell the notes or any other security, nor will there be any sale of the notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale is not permitted. Any offer or sale will be made only by means of an offering memorandum, as applicable.

About Western Digital

Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in memory technologies, Western Digital creates breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning settlement of the offering, the intended use of the net proceeds of the offering, expectations regarding the effect of the capped call transactions and the Existing Convertible Notes repurchase, expectations regarding actions of the option counterparties and their respective affiliates, potential dilution to Western Digital’s common stock, whether the capped call transactions will become effective and whether the repurchases of the Existing Convertible Notes will close. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond Western Digital’s control and are difficult to predict, including without limitation: volatility in global economic conditions; future responses to and effects of global health crises; impact of business and market conditions; the outcome and impact of Western Digital’s announced intention to spin-off its flash-based product segment from its hard disk drive technology business, including with respect to the ultimate form of any spin-off transaction, customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; impact of competitive products and pricing; Western Digital’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and Western Digital’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; Western Digital’s level of debt and other financial obligations; changes to Western Digital’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s Annual Report on Form 10-K filed with the SEC on August 22, 2023, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update or revise these forward-looking statements to reflect new information or subsequent events, except as required by law.

###

Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Company contacts:

Investor Contact:

T. Peter Andrew

949.672.9655

peter.andrew@wdc.com

investor@wdc.com

Media Contact:

Media Relations

408.801.0021

WD.Mediainquiries@wdc.com

5